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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 3, 2000 except for Note 11, which is as of March 21, 2000, relating to the financial statements of Marvell Technology Group Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California

June 5, 2000